UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 8, 2006

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MICROTEK MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Georgia	0-24866	58-1746149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 Deerfield Parkway, Suite 300, Alpharetta, Georgia 30004
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code:   (678) 896-4400

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(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 8, 2006, the Board of Directors of Microtek Medical Holdings, Inc. (the “Company”) or the committees of the Board acted at a meeting of the Board to take the following actions:

•	The Compensation Committee raised the annual salaries of the Company’s executive officers effective April 1, 2006, as set forth in Exhibit 10.1 which is attached to this report and incorporated herein by reference; and

•	Following the recommendation of the Nominating Committee, the Board amended the compensation payable to directors who are not also employees of the Company to add a meeting fee component as follows:

•	For each special meeting of the Board of Directors or of the Board’s standing Audit, Compensation or Nominating Committee which a Nonemployee Director attends in person other than the regular quarterly meetings of the Board of Directors or of its standing committees, a fee of $1,000 per meeting; and

•	For each meeting of the Board of Directors or of the Board’s standing Audit, Compensation or Nominating Committee which a Nonemployee Director attends telephonically other than the regular quarterly meetings of the Board of Directors or of its standing committees, a fee of $500 per meeting.

A revised summary of director compensation including these meeting fees is contained in Exhibit 10.2 attached to this report and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. N/A

(b)	Pro forma financial information. N/A

(c)	Shell company transactions. N/A

(d)	Exhibits.

Exhibit Number	Description

10.1	Adjustments to Compensation for Named Executive Officers Effective April 1, 2006.

10.2	Director Compensation As Adjusted Effective March 8, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTEK MEDICAL HOLDINGS, INC.

Date: March 13, 2006	By: /s/ Dan R. Lee
Dan R. Lee, Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Adjustments to Compensation for Named Executive Officers Effective April 1, 2006.

10.2	Director Compensation As Adjusted Effective March 8, 2006.